Farmers and Merchants Bancshares, Inc.

Annual Meeting of Shareholders

April 27, 2021

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as "anticipate," "estimate," "should," "will," "expect," "believe," "intend," and similar expressions. Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Farmers and Merchants Bancshares, Inc. with the Securities and Exchange Commission entitled "Risk Factors".

Highlights for 2020

- Completed the acquisition of Carroll Bancorp, Inc. ("Carroll").
- Managed through the COVID-19 pandemic
- 2020 net income of $2,682,003 was well below 2019's net income of $4,560,804 due to the one-time costs of $3,236,817 incurred with the acquisition of Carroll
  - Excluding the acquisition costs, net income was $5,113,225 – an all-time record.
- Balance sheet growth primarily due to Carroll acquisition and PPP loans:
  - Total assets increased by $235 million, or 53%, to $677 million
  - Loans & loans held for sale increased by $164 million, or 46%, to $523 million
  - Deposits increased by $197 million, or 52%, to $573 million
- Dividends paid increased to $.52 per share, up from $.51 per share in 2019

Acquisition of Carroll Bancorp, Inc.

- Acquisition announced on March 6, 2020 & closed on October 1, 2020
  - Price - $25 million in cash
    - $17 million loan obtained along with $8 million from the Bank
  - Assets acquired – $176 million
    - Loans acquired - $145 million
    - Deposits acquired - $145 million
  - $7 million of goodwill recorded
  - 17 employees added
- System conversion was completed on December 7, 2020.
- Entry into attractive Eldersburg market, expanding the Bank's presence in Carroll County
- Enhances scale which is critical in today's low margin environment
- Projected earnings per share accretion in excess of 30%

COVID-19 Impact

- Health and well-being of our employees and customers has been the top priority since the start of the pandemic
  - Bank lobbies were closed as necessary, employees were rotated, work at home accommodations were made, and meetings were held virtually.
  - We are currently encouraging all employees to get the COVID vaccination.
- The Bank has provided relief to customers in two ways:
  - Deferred loans payments
    - 30% of the Bank's portfolio of loans received at least 3 months of deferred payments
    - At year end, the percentage of deferrals was down to 3% of the portfolio
      - Many of these were hotel loans
  - Paycheck Protection Program ("PPP") loans
    - $38 million of PPP loans were originated by the Bank in 2020
    - An additional $21 million of PPP loans have been originated in 2021
- We would like to extend our best wishes to you and your family to stay safe and healthy through these difficult times

Total Assets
(in thousands)

	12/31/2020	12/31/2019	Change
Cash & Due From Banks	$ 40,976	$ 9,121	$ 31,855
Investments	79,859	57,050	22,809
Loans & Loans Held For Sale	523,364	359,625	163,739
Fixed Assets	7,737	5,037	2,700
Bank Owned Life Insurance	11,297	7,145	4,152
Other Real Estate Owned	1,412	-	1,412
Goodwill & Other Intangibles	7,059	-	7,059
Other	5,613	4,237	1,376
Total	$ 677,317	$ 442,215	$ 235,102

Loan Quality

- No loan losses for two consecutive years
  - Net recoveries totaled $77,823 in 2020 and $44,381 in 2019
- Non performing assets to total assets remain low at 0.89% at 12/31/20, compared to 0.00% at 12/31/19 and 0.29% at 12/31/18.
- Net loan (recoveries)losses to loans outstanding was (0.01%) in 2020 and (0.01%) in 2019 compared to 0.08% in 2020 and 0.10% in 2019 for our national peer group.
- Non-accrual loans (90 days or more past due) to total loans was 0.88% at 12/31/20 and 0.00% at 12/31/19 compared to 0.55% and 0.58% for our national peer group.

Loan Charge-off Trend


Net Loan Charge-offs (Recoveries)
(in thousands)
$1,000
$800
$600
$400
$200
$0
($200)
220
314
425
(44)
(78)
2016
2017
2018
2019
2020

Liabilities and Equity

(in thousands)

	12/31/2020	12/31/2019	Change
Deposits	$ 573,402	$ 376,613	$ 196,789
Repurchase Agreements	24,754	10,958	13,796
FHLB Advances	5,000	-	5,000
Long-Term Debt	16,973	-	16,973
Other	5,459	5,190	269
Total Liabilities	625,588	392,761	232,827
Stockholders' Equity	51,729	49,454	2,275
Total	$ 677,317	$ 442,215	$ 235,102

Balance Sheet
Five Year Trend



In Millions
$700
$600
$500
$400
$300
$200
2016
2017
2018
2019
2020
Total Assets
Deposits
Loans

The "Community" Bank that Puts People First

Upperco ... Hampstead ... Greenmount ... Reisterstown ... Owings Mills ... Westminster ... Eldersburg

Book Value per Share
Five Year Trend



$19
$16
$13
$10
2016
2017
2018
2019
2020

Income Statement Highlights for 2020

- Net Income with and without impact of Carroll acquisition costs:

	Twelve Months Ended		
	December 31, 2020		December 31, 2019
	As Reported	Excluding Acquisition Costs	As Reported
Income before income taxes	$ 3,169,214	$ 6,406,031	$ 5,600,138
Income taxes	487,211	1,292,806	1,039,334
Net income	$ 2,682,003	$ 5,113,225	$ 4,560,804
Earnings per share	$ 0.90	$ 1.71	$ 1.54
Return on average assets	0.51%	0.97%	1.06%
Return on average equity	5.22%	9.96%	9.52%

- Net Interest Income increased by $2,282,000
  - Average interest earning assets increased by $85 million
  - Tax equivalent net yield on interest-earning assets decreased to 3.50% in 2020 from 3.67% in 2019
- Other income increased $578,000 due primarily to Mortgage Banking
- Operating Expenses up $1,469,000 or 14% due to the Carroll acquisition
  - Modified efficiency ratio was 64% versus the national peer avg. of 63%

Income Statement

(in thousands)

	2020	2019	Change
Interest - Loans	$ 19,291	$ 16,895	$ 2,396
Interest - Investments	1,472	1,807	(335)
Total Interest Income	20,763	18,702	2,061
Interest Expense	(3,459)	(3,680)	221
Net Interest Income	17,304	15,022	2,282
Loan Loss Provision	(625)	(40)	(585)
Other Income	2,072	1,494	578
Acquisition Expenses	(3,237)	-	(3,237)
Operating Expenses	(12,345)	(10,876)	(1,469)
Income Before Taxes	3,169	5,600	(2,431)
Income Taxes	(487)	(1,039)	552
Net Income	$ 2,682	$ 4,561	$ (1,879)
Net Income Excl. Acquisition Expenses	$ 5,113	$ 4,561	$ 552

Net Income - Five Year Trend



In Thousands
$5,500
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
2016
2017
2018
2019
2020
Net Income
Net Income Adjusted

Efficiency Ratio
Five Year Trend



100%
90%
80%
70%
60%
50%
40%
2016
2017
2018
2019
2020
*
F&M Bank
Peer Group

* F&M Bank 2020 ratio excludes the impact of the Carroll acquisition costs.

Cash Dividends per Share
Five Year Trend

Cash dividends increased $0.01 to $0.52 in 2020 from $0.51 in 2019



$0.60
$0.50
$0.40
$0.30
2016
2017
2018
2019
2020

Selected Local Banks

Return on Average Assets

Ranked by 5 Year Average Return

	2020	2019	2018	2017	2016	5 Year Average
F&M Bank (a)	**0.97%**	**1.06%**	**1.14%**	**0.96%**	**1.08%**	**1.04%**
ACNB	0.78%	1.40%	1.34%	0.69%	0.93%	1.03%
Shore Bancshares	0.93%	1.12%	1.15%	0.82%	0.84%	0.97%
Harford Bank	0.72%	0.88%	0.90%	0.56%	0.57%	0.73%
Orrstown Bank	0.98%	0.98%	0.85%	0.70%	0.00%	0.70%
Bayvanguard	1.43%	0.83%	0.41%	0.12%	-0.12%	0.53%
Middletown Valley	0.51%	0.57%	0.53%	0.39%	0.34%	0.47%
Woodsboro	0.46%	0.50%	0.46%	0.11%	0.28%	0.36%
Howard Bancorp	-0.68%	0.75%	-0.15%	0.67%	0.61%	0.24%

Source: FDIC Uniform Bank Performance Report and SEC Filings

(a) - excludes Carroll acquisition costs

Bank Stock Price Changes

Ranked by 2021 change

	2021 (a)	2020	2019	2018
Farmers and Merchants	47%	-28%	6%	3%
Howard Bancorp	40%	-30%	18%	-35%
Bank of America Corp	29%	-14%	43%	-17%
ACNB	21%	-34%	-4%	33%
M & T Bank Corp	21%	-25%	19%	-16%
Shore Bancshares	20%	-16%	19%	-13%
PNC	19%	-7%	37%	-19%
Citigroup	18%	-23%	53%	-30%
Harford Bank	12%	-28%	9%	4%
Bayvanguard	7%	-1%	19%	58%

Source: Yahoo Finance (a) – as of March 30, 2021

Bank Stock Dividend Yields

Current Yield

	Current (a)	Prior Year
ACNB	3.23%	3.87%
Orrstown Bank	3.20%	5.38%
M & T Bank Corp	2.92%	4.01%
Citigroup	2.85%	5.07%
Shore Bancshares	2.81%	3.87%
Farmers and Merchants	**2.67%**	**3.46%**
PNC	2.64%	4.79%
Harford Bank	2.19%	3.08%
Bank of America Corp	1.88%	3.28%
Banvanguard	1.17%	1.17%
Howard Bancorp	0.00%	0.00%

Source: Yahoo Finance (a) as of March 30, 2021

Stockholder Value

- Bank stock prices increased in the Mid Atlantic and Nationally as a percentage of book value during the last half of 2020 and into early 2021 as the stock market recovered from the steep decline that occurred at the start of the pandemic in March 2020:

Price to Book	April 1, 2021	Dec. 31, 2020	April 6, 2020
Farmers and Merchants	1.10	0.77	0.81
Mid Atlantic Average	1.56	1.31	0.97
National Average	1.45	1.23	0.90

- The Bank's common stock is listed on the NASDAQ Over-the-Counter Bulletin Board under the symbol FMFG

2021 First Quarter Results

- Record quarterly net income of $2,029,575 or $0.67 per share compared to $843,307 or $0.28 per share in the first quarter of 2020
  - Carroll acquisition and PPP loans were the main drivers of the significant increase in net income.
    - Income from PPP loans accounted for approximately $369,000 of net income in 2021
    - 2021 results compared to 2020 with and without $179,824 of Carroll acquisition costs:

	Three Months Ended		
	March 31, 2021	March 31, 2020	
	As Reported	As Reported	Excluding Transacton Costs
Income before taxes	$ 2,615,276	$ 996,223	$ 1,176,047
Income taxes	585,701	152,916	202,399
Net income	$ 2,029,575	$ 843,307	$ 973,648
Earnings per share	$ 0.67	$ 0.28	$ 0.33
Return on average assets	1.19%	0.75%	0.87%
Return on average equity	15.37%	6.72%	7.76%

- Assets increased to $696 million at March 31, 2021 compared to $677 million at December 31, 2020

Summary

Farmers and Merchants Bancshares is:

- Well capitalized
- Profitable
- An active lender in the community
- Growing assets and deposits

Best Wishes in 2021

100TH ANNIVERSARY
1919 FARMERS & BANK MERCHANTS 2019
THE "COMMUNITY" BANK THAT PUTS PEOPLE FIRST



